Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 7, 2017, FelCor/CMB Marlborough Hotel, L.L.C. and DJONT/CMB FCOAM, L.L.C., subsidiaries of FelCor Lodging Limited Partnership (“FelCor LP”), entered into a Purchase and Sale Agreement to sell the Embassy Suites Boston Marlborough hotel to RBH Acquisition L.L.C., a third party unrelated to FelCor LP, for $23.7 million (the “Transaction”).  Right, title and interest to the Embassy Suites Boston Marlborough hotel was transferred on February 21, 2018.  The Embassy Suites Boston Marlborough hotel’s operations constituted a significant amount of income from continuing operations of FelCor LP.

Previously, on August 31, 2017 (the “Acquisition Date”), RLJ Lodging Trust (“RLJ”), RLJ Lodging Trust, L.P. (“RLJ LP”), Rangers Sub I, LLC, a wholly owned subsidiary of RLJ LP (“Rangers”), and Rangers Sub II, LP, a wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”) consummated the transactions contemplated by the definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 23, 2017 with FelCor Lodging Trust Incorporated (“FelCor”) and FelCor LP, pursuant to which Partnership Merger Sub merged with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and, immediately thereafter, FelCor merged with and into Rangers, with Rangers surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”).

RLJ accounted for the Mergers under the acquisition method of accounting in ASC 805, Business Combinations.  In accordance with the guidance, RLJ elected to apply pushdown accounting to FelCor LP’s consolidated financial statements in order to reflect the new basis of accounting established by RLJ for the individual assets acquired and the liabilities assumed in the Mergers.  Accordingly, FelCor LP’s consolidated financial statements for the periods before and after the Acquisition Date reflect different bases of accounting, and the financial positions and the results of operations for those periods are not comparable.  As a result, the consolidated financial statements are separated into two distinct periods; the periods prior to the Acquisition Date are identified as “Predecessor,” and the period after the Acquisition Date is identified as “Successor.”

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the Transaction.  The unaudited pro forma condensed consolidated balance sheet illustrates the estimated effects of the Transaction as if it occurred on September 30, 2017.  The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) set forth the estimated effects of the Transaction as if it occurred on January 1, 2016.

The unaudited pro forma condensed consolidated financial statements presented herein are for informational purposes only and do not purport to present what FelCor LP’s actual results would have been had the transaction occurred on the dates assumed, or to project FelCor LP’s results of operations or financial position for any future period.  The unaudited pro forma condensed consolidated financial statements include assumptions that are believed to be reasonable and represent all material information that is necessary to fairly present pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with FelCor LP’s audited consolidated financial statements and the notes in FelCor LP’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 24, 2017, and in conjunction with FelCor LP’s unaudited consolidated financial statements and the notes in FelCor LP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as filed with the SEC on November 14, 2017.

FelCor Lodging Limited Partnership

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

		Embassy Suites
	Historical	Boston Marlborough		Pro Forma
	Successor	Successor		Successor
	September 30, 2017	September 30, 2017		September 30, 2017
	(Unaudited)	(Unaudited)		(Unaudited)

Assets
Investment in hotel properties, net	$2,672,728	$(24,753)	(a)	$2,647,975
Investment in unconsolidated joint ventures	17,117	-		17,117
Cash and cash equivalents	10,503	-		10,503
Restricted cash reserves	6,671	-		6,671
Related party rent receivable	12,582	(489)	(a)	12,093
Intangible assets, net	129,703	-		129,703
Prepaid expense and other assets	11,058	(36)	(a)	11,022
Total assets	$2,860,362	$(25,278)		$2,835,084

Liabilities and Partners’ Capital
Debt, net	$1,303,907	$-		$1,303,907
Accounts payable and other liabilities	72,451	(44)	(a)	72,407
Accrued interest	12,049	-		12,049
Distributions payable	4,308	-		4,308
Total liabilities	1,392,715	(44)		1,392,671

Commitments and Contingencies

Partners’ Capital
Partners’ capital:
Partners’ capital	1,413,565	(24,871)	(b)	1,388,694
Retained earnings	4,366	(363)	(b)	4,003
Total partners’ capital	1,417,931	(25,234)		1,392,697
Noncontrolling interest in consolidated joint ventures	5,286	-		5,286
Preferred capital in a consolidated joint venture, liquidation value of $45,401 at September 30, 2017	44,430	-		44,430
Total partners’ capital	1,467,647	(25,234)		1,442,413
Total liabilities and partners’ capital	$2,860,362	$(25,278)		$2,835,084

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

FelCor Lodging Limited Partnership

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per unit data)

	Embassy Suites				Embassy Suites
	Boston Marlborough				Boston Marlborough
		Pro Forma				Pro Forma
	Historical	Adjustment		Pro Forma	Historical	Adjustment		Pro Forma
	Successor				Predecessor
	September 1	September 1		September 1	January 1	January 1		January 1
	through	through		through	through	through		through
	September 30,	September 30,		September 30,	August 31,	August 31,		August 31,
	2017	2017		2017	2017	2017		2017
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Revenue
Operating revenue
Room revenue	$-	$-		$-	$425,682	$(6,285)	(c)	$419,397
Food and beverage revenue	-	-		-	90,572	(731)	(c)	89,841
Related party lease revenue	20,854	(489)	(c)	20,365	-	-		-
Other revenue	-	-		-	35,261	(89)	(c)	35,172
Total revenue	20,854	(489)		20,365	551,515	(7,105)		544,410

Expense
Operating expense
Room expense	-	-		-	112,813	(1,554)	(c)	111,259
Food and beverage expense	-	-		-	71,828	(572)	(c)	71,256
Management and franchise fee expense	-	-		-	19,901	(337)	(c)	19,564
Other operating expense	-	-		-	147,827	(2,263)	(c)	145,564
Total property operating expense	-	-		-	352,369	(4,726)		347,643
Depreciation and amortization	5,974	(77)	(c)	5,897	73,065	(745)	(c)	72,320
Impairment loss	-	-		-	35,109	-		35,109
Property tax, insurance and other	4,449	(45)	(c)	4,404	44,278	(322)	(c)	43,956
General and administrative	192	-		192	16,006	(64)	(c)	15,942
Transaction costs	1,039	(4)	(c)	1,035	68,248	-		68,248
Total operating expense	11,654	(126)		11,528	589,075	(5,857)		583,218
Operating income (loss)	9,200	(363)		8,837	(37,560)	(1,248)		(38,808)
Other income	-	-		-	100	-		100
Interest income	3	-		3	126	-		126
Interest expense	(4,779)	-		(4,779)	(51,690)	-		(51,690)
Loss on debt extinguishment	-	-		-	(3,278)	-		(3,278)
Income (loss) before equity in income from unconsolidated joint ventures	4,424	(363)		4,061	(92,302)	(1,248)		(93,550)
Equity in income from unconsolidated joint ventures	115	-		115	1,074	-		1,074
Income (loss) before income tax expense	4,539	(363)		4,176	(91,228)	(1,248)		(92,476)
Income tax expense	-	-		-	(499)	-		(499)
Income (loss) from continuing operations	4,539	(363)		4,176	(91,727)	(1,248)		(92,975)
Loss from discontinued operations	-	-		-	(3,415)	-		(3,415)
Income before gain (loss) on sale of hotel properties	4,539	(363)		4,176	(95,142)	(1,248)		(96,390)
Loss on sale of hotel properties	-	-		-	(1,764)	-	(c)	(1,764)
Net income (loss) and comprehensive income (loss)	4,539	(363)		4,176	(96,906)	(1,248)		(98,154)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(51)	-		(51)	545	-		545
Preferred distributions - consolidated joint venture	(122)	-		(122)	(979)	-		(979)
Net income (loss) and comprehensive income (loss) attributable to FelCor LP	4,366	(363)		4,003	(97,340)	(1,248)		(98,588)
Preferred distributions	-	-		-	(16,744)	-		(16,744)
Net income (loss) and comprehensive income (loss) attributable to FelCor LP partners and common unitholders	$4,366	$(363)		$4,003	$(114,084)	$(1,248)		$(115,332)

Basic and diluted per common unit data:
Loss from continuing operations per unit attributable to common unitholders (e)					$(0.80)	$(0.01)		$(0.81)
Net loss per unit attributable to common unitholders					$(0.83)	$(0.01)		$(0.84)
Weighted-average common units outstanding					137,942	137,942		137,942

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

FelCor Lodging Limited Partnership

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per unit data)

		Embassy Suites
		Boston Marlborough
	Historical	Pro Forma Adjustment		Pro Forma
	Predecessor	Predecessor		Predecessor
	Year Ended	Year Ended		Year Ended
	December 31, 2016	December 31, 2016		December 31, 2016
	(Unaudited)	(Unaudited)		(Unaudited)

Revenue
Operating revenue
Room revenue	$661,640	$(9,874)	(c)	$651,766
Food and beverage revenue	155,227	(1,164)	(c)	154,063
Other revenue	50,087	(144)	(c)	49,943
Total revenue	866,954	(11,182)		855,772

Expense
Operating expense
Room expense	171,883	(2,220)	(c)	169,663
Food and beverage expense	119,047	(900)	(c)	118,147
Management and franchise fee expense	32,935	(586)	(c)	32,349
Other operating expense	227,300	(3,610)	(c)	223,690
Total property operating expense	551,165	(7,316)		543,849
Depreciation and amortization	114,054	(1,177)	(c)	112,877
Impairment loss	26,459	-		26,459
Property tax, insurance and other	70,057	(483)	(c)	69,574
General and administrative	27,037	(104)	(c)	26,933
Transaction costs	-	-		-
Total operating expense	788,772	(9,080)		779,692
Operating income	78,182	(2,102)		76,080
Other income	342	-		342
Interest income	62	-		62
Interest expense	(78,244)	-		(78,244)
Income before equity in income from unconsolidated joint ventures	342	(2,102)		(1,760)
Equity in income from unconsolidated joint ventures	1,533	-		1,533
Income before income tax expense	1,875	(2,102)		(227)
Income tax expense	(873)	-		(873)
Income from continuing operations	1,002	(2,102)		(1,100)
Loss from discontinued operations	(3,131)	-		(3,131)
Loss before gain on sale of hotel properties	(2,129)	(2,102)		(4,231)
Gain on sale of hotel properties	6,322	-		6,322
Net income and comprehensive income	4,193	(2,102)		2,091
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	673	-		673
Preferred distributions - consolidated joint venture	(1,461)	-		(1,461)
Net income and comprehensive income attributable to FelCor LP	3,405	(2,102)		1,303
Preferred distributions	(25,115)	-		(25,115)
Net loss and comprehensive loss attributable to FelCor LP partners	$(21,710)	$(2,102)		$(23,812)

Basic and diluted per common unit data:
Loss from continuing operations per unit attributable to common unitholders	$(0.13)	$(0.02)		$(0.15)
Net Loss per unit attributable to common unitholders (e)	$(0.16)	$(0.02)		$(0.17)
Basic weighted-average common units outstanding	138,739	138,739		138,739
Diluted weighted-average common units outstanding	138,739	138,739		138,739

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On December 7, 2017, FelCor/CMB Marlborough Hotel, L.L.C. and DJONT/CMB FCOAM, L.L.C., subsidiaries of FelCor Lodging Limited Partnership (“FelCor LP”), entered into a Purchase and Sale Agreement to sell the Embassy Suites Boston Marlborough hotel to RBH Acquisition, L.L.C., a third party unrelated to FelCor LP, for $23.7 million (the “Transaction”).  Right, title and interest to the Embassy Suites Boston Marlborough hotel was transferred on February 21, 2018.  The Embassy Suites Boston Marlborough hotel’s operations constituted a significant amount of income from continuing operations of FelCor LP.

On August 31, 2017 (the “Acquisition Date”), RLJ Lodging Trust (“RLJ”), RLJ Lodging Trust, L.P. (“RLJ LP”), Rangers Sub I, LLC, a wholly owned subsidiary of RLJ LP (“Rangers”), and Rangers Sub II, LP, a wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”) consummated the transactions contemplated by the definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 23, 2017 with FelCor Lodging Trust Incorporated (“FelCor”) and FelCor LP, pursuant to which Partnership Merger Sub merged with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and, immediately thereafter, FelCor merged with and into Rangers, with Rangers surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”).

RLJ accounted for the Mergers under the acquisition method of accounting in ASC 805, Business Combinations.  In accordance with the guidance, RLJ elected to apply pushdown accounting to FelCor LP’s consolidated financial statements in order to reflect the new basis of accounting established by RLJ for the individual assets acquired and the liabilities assumed in the Mergers.  Accordingly, FelCor LP’s consolidated financial statements for the periods before and after the Acquisition Date reflect different bases of accounting, and the financial positions and the results of operations for those periods are not comparable.  As a result, the consolidated financial statements are separated into two distinct periods; the periods prior to the Acquisition Date are identified as “Predecessor,” and the period after the Acquisition Date is identified as “Successor.”

Reclassifications

As a result of the merger with RLJ, certain prior period amounts in the Predecessor consolidated statements of operations and comprehensive income (loss) have been reclassified to conform to the financial statement presentation of the company’s parent company, RLJ.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the Transaction.  The unaudited pro forma condensed consolidated balance sheet illustrates the estimated effects of the Transaction as if it occurred on September 30, 2017.  The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) set forth the estimated effects of the Transaction as if it occurred on January 1, 2016.

Noted below are the explanations for the adjustments included in the unaudited pro forma condensed consolidated financial statements:

a)            The pro forma adjustment relates to the removal of the assets and liabilities of the sold hotel property.

b)           The pro forma adjustment relates to the removal of partners’ capital of the sold hotel property.

c)            The pro forma adjustment relates to the removal of the revenues and expenses associated with the sold hotel property.